Exhibit 99.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

            In connection with the Quarterly Report on Form 10-Q of Piccadilly Cafeterias, Inc. (the "Company") for the period ending April 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John G. McGregor, as Interim Chief Executive Officer of the Company, and Mark L. Mestayer, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:     May 14, 2003

/s/ John G. McGregor
John G. McGregor
Interim Chief Executive Officer

/s/ Mark L. Mestayer
Mark L. Mestayer
Executive Vice President, Treasurer
and Chief Financial Officer

            A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

            This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.